UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2022 (November 3, 2022)

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203)
622-3131
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter):
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Ac
t:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	URI	NYSE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 7, 2022, United Rentals, Inc. (the “Company”) announced that William (Ted) Grace, the Company’s interim Chief Financial Officer, assumed the role of Chief Financial Officer effective November 3, 2022.
Mr. Grace, 50, joined United Rentals in 2016 as Vice President and Head of Investor Relations and has served as the Company’s interim Chief Financial Officer since July 29, 2022. Mr. Grace does not have any family relationships with any of the Company’s directors or executive officers and is not party to any transactions listed in Item 404(a) of Regulation
S-K.
There are no arrangements or understandings between Mr. Grace and any other persons pursuant to which he was selected as an officer.
On July 20, 2022, the Company entered into an employment agreement with Mr. Grace, effective as of July 29, 2022 (the “Employment Agreement”), which is described in, and filed as Exhibit 10.1 to, the Company’s
Form 8-K/A
filed on July 22, 2022. In connection with Mr. Grace’s appointment as Chief Financial Officer, the Company and Mr. Grace entered into an amendment to the Employment Agreement, effective as of November 3, 2022, to update the definition of “good reason,” which previously referred only to his role as interim Chief Financial Officer, to generally cover Mr. Grace’s removal from the position of Chief Financial Officer other than due to his resignation or for Cause (as defined in the Employment Agreement), a decrease in his base salary, a material breach of the Employment Agreement, relocation of Mr. Grace’s job site more than 25 miles from Stamford, Connecticut, material diminution of his duties or responsibilities or failure to obtain the express written assumption of the Employment Agreement by a successor to the Company.
The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) has approved an annual base salary rate of $590,000 for Mr. Grace and a bonus target of 90% of base salary, effective as of November 3, 2022 and continuing for the period of time that Mr. Grace serves as Chief Financial Officer. His target bonus will be calculated using base salaries and bonus target percentages for the year, on a prorated basis, considering the effective date of changes during the year. In addition, Mr. Grace will continue to be eligible to participate in the benefit plans and programs generally provided by the Company to its executives.
In recognition of Mr. Grace’s expanded role as Chief Financial Officer, the Compensation Committee approved a one-time
grant of restricted stock units (the “RSUs”) to be granted on November 3, 2022 under the Company’s 2019 Long Term Incentive Plan having an aggregate grant date fair value of $500,000. The RSUs will cliff vest on the third anniversary of such grant, subject to continued employment through such date.
A copy of the Company’s press release relating to the executive transition is being furnished as Exhibit 99.1 to this Current Report on Form
8-K.
Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release of United Rentals, Inc.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 7, 2022

UNITED RENTALS, INC.

By:	/s/ Joli L. Gross
Name:	Joli L. Gross
Title:	Senior Vice President, General Counsel and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Joli L. Gross
Name:	Joli L. Gross
Title:	Senior Vice President, General Counsel and Corporate Secretary